UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5. Other Events and Regulation FD Disclosure

On September 26, 2003, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) filed a registration statement with the Securities and Exchange Commission relating to the public offering of 3,000,000 shares of Trust Preferred Securities, liquidation amount $10.00 per preferred security, of Southern Community Capital Trust II, a Delaware statutory trust and newly-formed subsidiary of Southern Community. The proposed aggregate offering amount is $30 million.

Ryan Beck & Co., Inc., and Stifel, Nicholaus & Company, Incorporated, will be the co-underwriters of the offering and have been granted a 30-day option to purchase up to 450,000 additional shares of Trust Preferred Securities.

This news release does not constitute an offer to sell, nor the solicitation of any offer to buy, the preferred securities.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 99:      Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Date:	October 6, 2003